UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

HOOKIPA Pharma Inc.

(Exact name of  registrant as specified in its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOOK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2024, Jan van de Winkel, Ph.D., notified HOOKIPA Pharma Inc. (the “Company”) of his resignation as a director of the Company, effective as of August 30, 2024 at 12:00 p.m. Eastern Time (the “Effective Time”). Dr. van de Winkel’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 27, 2024, Timothy Reilly, Ph.D., notified the Company of his resignation as a director of the Company, effective as of the Effective Time. Dr. Reilly’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the resignations of Dr. van de Winkel and Dr. Reilly, the Company’s board of directors (the “Board”) appointed Julie O’Neill to serve as non-executive chair of the Board, effective as of the Effective Time.

Board Reclassification

As of the Effective Time, the authorized size of the Board will be five members.

Following notification of the resignations of Drs. van de Winkel and Reilly, the Board reclassified the members of the Board into three classes of nearly equal size, effective as of the Effective Time. To effect this change, Ms. O’Neill was removed as a Class III director and was immediately reappointed as a Class I director, to stand for re-election at the 2026 Annual Meeting of Stockholders.

Reconstitution of Board Committees

In connection with the reclassification of the Board as set forth above, the Board approved the reconstitution of the committees of the Board as set forth below:

•	The Audit Committee will consist of Sean Cassidy (Chair), David Kaufman, M.D., Ph.D. and Julie O’Neill.

•	The Compensation Committee will consist of Julie O’Neill (Chair) and Sean Cassidy.

•	The Nominating and Corporate Governance Committee will consist of David Kaufman, M.D., Ph.D. (Chair) and Sean Cassidy.

Item 7.01 Regulation FD Disclosure.

On August 30, 2024, the Company issued a press release announcing the resignations of Dr. van de Winkel and Dr. Reilly described in Item 5.02 of this Current Report on Form 8-K, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated August 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2024	HOOKIPA Pharma Inc.

	By:	/s/ Malte Peters
	Name:	Malte Peters
	Title:	Chief Executive Officer